Exhibit 1.4
ANNEX I
Pricing Agreement
To the Underwriters named
in Schedule I hereto
     March 17, 2010
Ladies and Gentlemen:
     The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated March 17, 2010, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the shares of Common Stock specified in Schedule II hereto (the “Common Shares”, consisting of Firm Common Shares and any Optional Common Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Common Shares pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the number of Firm Common Shares set forth opposite the name of such Underwriter in Schedule I hereto and, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Common Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not

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jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto such number of Optional Common Shares (as to which such election shall have been exercised) as determined pursuant to Section 3 of the Underwriting Agreement General Terms and Conditions, attached hereto.
     The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Common Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Common Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Common Shares to be purchased and the date on which such Optional Common Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.
     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

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Very truly yours, THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ LIAM MCGEE
	Name:	Liam E. McGee
	Title:	Chairman, President and Chief Executive Officer

Accepted as of the date hereof: GOLDMAN, SACHS & CO. J.P. MORGAN SECURITIES INC. As Representatives of the Underwriters listed in Schedule I hereto GOLDMAN, SACHS & CO.
By:	/s/ GOLDMAN, SACHS & CO.
Name:
Title:

J.P. MORGAN SECURITIES INC.
By:	/s/ KHALED HABAYEB
	Name:	Khaled Habayeb
	Title:	Vice President

SCHEDULE I

		Maximum
		of Optional
	Number of	Common
	Firm	Shares
	Common	which may
	Shares to be	be
Underwriters	purchased	purchased
Goldman, Sachs & Co.	18,288,290	2,743,245
J.P. Morgan Securities Inc.	18,288,290	2,743,245
Citigroup Global Markets Inc.	2,873,877	431,081
Wells Fargo Securities, LLC	2,873,877	431,081
Morgan Stanley & Co. Incorporated	992,792	148,920
Credit Suisse Securities (USA) LLC	992,792	148,920
Merrill Lynch, Pierce Fenner & Smith Incorporated	992,792	148,920
Barclays Capital Inc.	992,792	148,920
BNY Mellon Capital Markets, LLC	992,792	148,920
Deutsche Bank Securities Inc.	992,792	148,920
SunTrust Robinson Humphrey, Inc.	992,792	148,920
UBS Securities LLC	992,792	148,920
Piper Jaffray & Co.	992,792	148,920
Daiwa Securities America Inc.	66,186	9,927
Aladdin Capital LLC	66,186	9,927
BB&T Capital Markets, a division of Scott & Stringfellow	66,186	9,927
Sanford C. Bernstein & Co.	66,186	9,927
Blaylock Robert Van, LLC	66,186	9,927
Dowling & Partners Securities LLC	66,186	9,927
FBR Capital Markets & Co.	66,186	9,927
RBS Securities Inc.	66,186	9,927
Janney Montgomery Scott LLC	66,186	9,927
Jefferies & Company, Inc.	66,186	9,927
Keefe, Bruyette & Woods, Inc.	66,186	9,927
Macquarie Capital (USA) Inc.	66,186	9,927
Samuel A. Ramirez & Co., Inc.	66,186	9,927
Mitsubishi UFJ Securities (USA), Inc.	66,186	9,927

Maximum
of Optional
	Number of	Common
	Firm	Shares
	Common	which may
	Shares to be	be
Underwriters	purchased	purchased
The Williams Capital Group, L.P.	66,186	9,927
Total	52,252,252	7,837,837

SCHEDULE II
Title of Designated Securities:
     Common Stock (par value $.01 per share).
Number of Designated Securities:
     Number of Firm Common Shares:52,252,252
     Maximum Number of Optional Common Shares: 7,837,837
Purchase Price by Underwriter:
     $26.862 per share
Specified Funds for Payment of Purchase Price:
     Federal (same day) funds
Applicable Time:
     6:00p.m. (New York City time) on the date of the Pricing Agreement
First Time of Delivery:
     9:00 a.m. (New York City time) on March 23, 2010, or at such other time and date as the Representatives and the Company may agree upon in writing.
Closing Location:
     Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York NY 10006, or at such other place as the Representatives and the Company may agree upon in writing.
Names and Addresses of Representatives:
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179

Information Provided by the Underwriters:
The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:
(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the fourth paragraph of text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The eighth and ninth paragraphs of text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE III
Issuer Free Writing Prospectus
1. Press release dated March 16, 2010 as filed pursuant to Rule 433 under the Act on March 16, 2010.
2. Certain presentation materials as filed pursuant to Rule 433 under the Act on March 16, 2010.
3. Final Term Sheet, dated March 17, 2010, relating to the Designated Securities, as filed pursuant to Rule 433 under the Act.

SCHEDULE IV
Lock-Up Agreement
March  , 2010
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
as representatives of the Underwriters referred to below
     Re: The Hartford Financial Services Group, Inc. — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that you, as representatives (the “Representatives”), propose to enter into (i) an underwriting agreement dated March 17, 2010 (the “Common Stock Underwriting Agreement”) and a pricing agreement dated March 17, 2010 (the “Common Stock Pricing Agreement”), on behalf of the several Underwriters named in Schedule I to the Common Stock Pricing Agreement (collectively, the “Common Stock Underwriters”), with The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), providing for a public offering of certain shares (the “Common Shares”) of common stock, $0.01 par value per share of the Company (the “Common Stock”) and (ii) an underwriting agreement dated March 17, 2010 (the “Depositary Shares Underwriting Agreement”, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) and a pricing agreement dated March 17, 2010 (the “Depositary Shares Pricing Agreement”) on behalf of the several Underwriters named in Schedule I to the Depositary Shares Pricing Agreement (collectively, the “Depositary Shares Underwriters”, and together with the Common Stock Underwriters, the “Underwriters”), with the Company, providing for a public offering of depositary shares, each representing a 1/40th share of 7.25% Mandatory Convertible Preferred Stock, Series F, of the Company (the “Depositary Shares”, and together with the Common Shares, the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements.
     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Undersigned’s Shares”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will or intestacy, provided that each donee, transferee or distributee thereof agrees to be bound in writing by the restrictions set forth herein, (ii) to the Company, provided that the Company agrees to be bound in writing by the restrictions set forth herein with respect to the Undersigned’s Shares so transferred (other than any shares transferred to the Company for purposes of tax withholding in connection with vesting of the Undersigned’s Shares), (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions as described herein, and provided further, that any such transfer shall not involve a disposition for value and no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under the Securities Exchange Act of 1934, as amended or (iv) pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act and previously provided to the Representatives, provided that such plan has been entered into prior to the date hereof and is not amended or modified during the Lock-Up Period.
     For purposes of this Lock-Up Agreement, “immediately family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except with respect to transfers made in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
     Notwithstanding anything to the contrary in this Lock-Up Agreement, with respect to either Underwriting Agreement, if (i) such Underwriting Agreement has not been executed and the Company notifies you in writing that it does not intend to proceed with the public offering of the securities to be sold thereunder, (ii) the registration statement filed with respect to the public offering of the Common Shares or Depositary Shares, as the case may be, is withdrawn or (iii) for any reason such Underwriting Agreement has been executed and has been terminated prior to the purchases of the applicable securities; this Lock-Up Agreement shall be terminated with respect to the Common Stock Underwriters or the Depositary Shares Underwriters, as the case may be, and the undersigned shall be released from his or her obligations to such Underwriters hereunder.

Very truly yours,

Exact Name of [Director]/[Officer]

Authorized Signature

Title